Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the Athlon Energy Inc. 2013 Incentive Award Plan of our report dated March 8, 2013, with respect to the consolidated financial statements of Athlon Holdings LP and our report dated June 4, 2013 with respect to the balance sheet of Athlon Energy Inc., included in the Registration Statement (Form S-1 No. 333-189109) and related Prospectus of Athlon Energy Inc.

/s/ ERNST & YOUNG LLP

Fort Worth, Texas
August 20, 2013